Exhibit 99.2

Notification of Changes in Major Shareholdings

Changes
☒ Own holdings ☐ On behalf of a company ☐ On behalf of a third party			Finansinspektionen Box 7821 SE-103 97 Stockholm, Sweden [Brunnsgatan 3] Tel +46 8 787 80 00 Fax +46 8 24 39 25 finansinspektionen@fi.se www.fi.se

Select type of change
☒ Notification of acquisition or disposal of shares or depositary receipt
☐ Notification of acquisition or disposal of other financial instruments

Holder (company or first name and surname)
Company name	First name	Surname
See Appendix 1 (a)

Instrument
Issuer	Class/type of shares	ISIN*
See Appendix 1 (b)	class B shares	SE0001785197
Changes due to
☒ Acquisition ☐ Disposal ☐ Corporate action ☐ Other

Threshold reached/exceeded/fell below

Percentage of voting rights
☐ 5%	☐ 10%	☐ 15%	☐ 20%	☐ 25%	☐ 30%	☐ 50%	☐ 66 2/3%	☐ 90%
Percentage of total number of shares
☒ 5%	☐ 10%	☐ 15%	☐ 20%	☐ 25%	☐ 30%	☐ 50%	☐ 66 2/3%	☐ 90%

Notification of acquisition or disposal of shares or certificate(s) of deposit
Equity
Number of shares before the transaction*	0
Number of shares after the transaction	21,010,494
Percentage of shares after the transaction	5.76%
Voting rights
Number before*	0
Number directly held after	0
Number indirectly held after	21,010,494
Percentage directly held after	0
Percentage indirectly held after	4.05%
Threshold date	27 June 2011

Notification of acquisition or disposal of other financial instruments
Voting rights
Number	n/a
Percentage
Date
Threshold date
Expiration date

*	This information is not obligatory.

Financial Instruments Trading Act (1991:980)

When voting by proxy, the former holders of voting rights are

First name	Surname/Company name	Company	Voting rights	End date
n/a		☐
☐
☐

Chain of controlling companies

Company	Number of voting rights	Percentage of voting rights
See Appendix 1 (c)

Total group holding on the threshold date for flagging

Number of voting rights	21,010,494
Percentage of voting rights	4.05%
Number of shares	21,010,494

Identity of the holder

Nat. ID/Company Reg. No.	Full name/Company name
06-0548860 (tax id.)	Stanley Black & Decker, Inc.
Address
1000 Stanley Drive, New Britain, Connecticut 06053, United States
E-mail address	Fax	Phone
See Appendix 1 (d)	n/a	+1 (860) 225 5111

Appendix 1

Appendix 1 (a)

Stanley Black & Decker, Inc.

Appendix 1 (b)

Niscayah Group AB (publ)

Appendix 1 (c)

Company	Number of voting rights	Percentage of voting rights

Stanley Black & Decker, Inc.	0	0

Black & Decker Corporation	0	0

B&D Holdings LLC	0	0

Black & Decker, Inc.	0	0

Black & Decker Global Holdings SARL	0	0

Black & Decker Luxembourg SARL	0	0

SBD Holding AB	21,010,494	4.05%

Appendix 1 (d)

investorrelations@swkbdk.com

Appendix 1 (e)

Contact person for the filing:

Caroline Jägenstedt, Gernandt & Danielsson Advokatbyrå KB, Box 5747, SE-114 87 Stockholm, 08-670 66 36, caroline.jagenstedt@gda.se